EXHIBIT 4.2








                       CLEAR CHANNEL COMMUNICATIONS, INC.

                                       AND

                              THE BANK OF NEW YORK,


                                   as Trustee


                             ----------------------

                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of June 16, 1998

                                       TO

                                SENIOR INDENTURE

                           Dated as of October 1, 1997


                             ----------------------

                               6.875% Senior Notes

                                due June 15, 2018








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                                            THIRD SUPPLEMENTAL INDENTURE,  dated
                           as of the 16th day of June 1998 (this "Supplemental Indenture"), between Clear Channel Communications, Inc., a corporation duly organized and existing under the laws of the State of Texas (hereinafter sometimes referred to as the "Company") and The Bank of New York, a New York banking corporation, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of October 1, 1997, as supplemented by the First Supplemental Indenture
                           dated  as  of   March   30,   1998  and  the   Second
                           Supplemental  Indenture  dated as of June  16,  1998,
                           between   the   Company   and   the   Trustee    (the
                           "Indenture"); as set forth in Section 1.03 hereto and except as otherwise set forth herein, all terms used and not defined herein are used as defined in the Indenture).

                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its Securities, to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided;

                  WHEREAS, the Company issued and sold $175,000,000 aggregate principal amount of Senior Debt Securities, known as the 6.875% Senior Notes due 2018 (the "Notes"), on June 16, 1998; and

                  WHEREAS,  pursuant to the terms,  provisions and conditions of
the  Indenture,   including  Sections  901(2)  and  901(3)  thereof,   and  this
Supplemental Indenture, the Notes shall not be subject to redemption;

                  WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument, enforceable in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery of this Supplemental Indenture and the Notes have been in all respects duly authorized.

                  NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                  SECTION 1.01. The Notes shall not be subject to redemption.

                  SECTION 1.02. The Notes shall, upon execution of this Supplemental Indenture and receipt by the Trustee of a Company Order, be cancelled by the Trustee and returned to the Company. Notes identical to the cancelled Notes except with respect to Section 1.01 hereof, shall be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery the Notes that reflect the Section 1.01 provisions of this Supplemental Indenture upon a Company Order.

                  SECTION 1.03. Except as otherwise expressly provided in this Supplemental Indenture or otherwise clearly required by the context hereof or thereof, all terms used herein that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

                  SECTION  1.04.  The  Indenture,   as   supplemented   by  this
Supplemental Indenture, is in all respects ratified and confirmed. This Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  SECTION 1.05. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  SECTION 1.06. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.



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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Supplemental Indenture to be duly executed as of the day and year first above written.

                        CLEAR CHANNEL COMMUNICATIONS, INC.,

                        by     /s/Randall T. Mays
                        Name:  Randall T. Mays
                        Title: Executive Vice President/Chief Financial Officer

                        THE BANK OF NEW YORK, as Trustee

                        by     /s/Van K. Brown
                        Name:  Van K. Brown
                        Title: Assistant Vice President